Exhibit 107
Calculation of Filing Fee Tables
FORM
F-10
(Form Type)
BRP INC.
(Exact name of registrant as specified in its charter)
Table 1: Newly Registered Securities
In US Dollars

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Subordinate Voting Shares	—	—	—	—

	Equity	Preferred Shares	—	—	—	—

	Debt	Debt Securities	—	—	—	—

	Other	Subscription Receipts	—	—	—	—

	Other	Warrants	—	—	—	—

	Other	Units	—	—	—	—

	Unallocated (Universal) Shelf	—	Rule 457(o)	(1)	(1)	$600,000,000(2)	$0.00015310	$91,860

Fees Previously Paid				N/A	N/A	N/A	N/A	N/A

	Total Offering Amount					$600,000,000	$0.00015310	$91,860

	Total Fees Previously Paid							—

	Total Fee Offset							$91,860(3)

	Net Fee Due							—

(1)
There are being registered under this registration statement such indeterminate number of (i) subordinate voting shares, (ii) preferred shares, (iii) debentures, notes, bonds or other evidences of indebtedness of any kind, nature or description, (iv) subscription receipts, (v) warrants to purchase subordinate voting shares, and/or (vi) units comprised of one or more of the securities listed above in any combination as shall have an aggregate initial offering price not to exceed US$600,000,000 (or its equivalent in any other currency used to denominate the securities). Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	See Table 2.
Table 2: Fee Offset Claims and Sources
In US Dollars

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Fee Offset Claimed	Security Type associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fees Offset Claims	BRP Inc.	F-10	333-249027	9/24/2020	$91,860(1)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$1,764,221,692

Fees Offset Sources	BRP Inc.	F-10	333-249027	9/24/2020	(1)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$1,764,221,692	$91,860

(1)
US$91,860 of the previously paid fees in connection with the registration of US$1,764,221,692 of unsold securities that were previously registered under the Registration Statement on Form
F-10
(File
No. 333-249027)
on September 24, 2020 (the “2020 Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement, and the 2020 Registration Statement and the offering of the unsold securities registered under the 2020 Registration Statement will be deemed terminated as of the effective date of this Registration Statement.